Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-249233 on Form S-8 of our report dated April 7, 2021, relating to the financial statements of Academy Sports and Outdoors, Inc. appearing in this Annual Report on Form 10-K for the year ended January 30, 2021.

/s/	Deloitte and Touche LLP
Houston, Texas
April 7, 2021